Exhibit 8.1

May 14, 2021

one

16 Funston Avenue, Suite A

The Presidio of San Francisco

San Francisco, CA 94129

Re:           United States Federal Income Tax Considerations Related to the Domestication of one

Ladies and Gentlemen:

We have acted as counsel for one, a Cayman Islands exempted company (“AONE”), in connection with the preparation of the registration statement on Form S-4 (as amended or supplemented as of May 14, 2021, and together with the proxy statement/prospectus filed therewith, the “Registration Statement”) originally filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2021, under the Securities Act of 1933, as amended (the “Securities Act”), by AONE. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Registration Statement. This opinion letter is being furnished to you in connection with the filing of the Registration Statement with the SEC by AONE.

In connection with the opinion expressed below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness of the facts, information, representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement, (ii) the Registration Statement, and (iii) such other corporate records, agreements, documents and instruments as we have deemed necessary or appropriate to enable us to render the opinion set forth below, and we have assumed that all such facts, information, representations, covenants and agreements were initially and are currently true, correct and complete and will continue to be true, correct and complete through the Closing.

For purposes of rendering our opinion, we have assumed that (i) the Domestication and Business Combination will be consummated in the manner described in the Merger Agreement and the Registration Statement, (ii) the statements concerning the Domestication and Business Combination set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Closing, and (iii) any representations made in the Merger Agreement “to the knowledge of” or based on the belief of AONE or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Closing, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the obligations, covenants, and agreements contained in the Merger Agreement.

Our opinion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, rulings and decisions thereunder, and such other authorities as we have considered relevant, each as in effect on the date hereof, and may be affected by amendments to the Code or the Treasury regulations thereunder or by subsequent judicial or administrative interpretation thereof, any of which may have retroactive effect. There can be no assurance that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court. We express no opinions other than as to the federal income tax law of the United States of America. This opinion does not address the various state, local or foreign tax consequences that may result from the transactions contemplated by the Merger Agreement and the Registration Statement.

Based upon and subject to the foregoing, the statements set forth in the section of the Registration Statement entitled “U.S. Federal Income Tax Considerations – U.S. Holders – Effects of the Domestication to U.S. Holders” insofar as they address the U.S. federal income tax considerations for beneficial owners of AONE Class A ordinary shares and AONE public warrants of the Domestication and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP